                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 25, 1995 appearing on page 33 of Union Texas Petroleum Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Data."

PRICE WATERHOUSE LLP

Houston, Texas
April 20, 1995